UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 22, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 8.01 Other Events.

Axion International Holdings, Inc. (the “Company”) held an Annual Meeting of Stockholders on October 22, 2010.  At the meeting, stockholders approved the following:

1.  Election of Directors to the Board of Directors:

Nominees	For	Withheld	Non-Votes

James Kerstein	8,882,004	2,564,115	5,335,778
Michael Dodd	11,068,124	377,995	5,335,778
Perry P. Jacobson	11,071,443	374,676	5,335,778
Bradley C. Love	9,406,598	2,039,521	5,335,778
Alan Siegel	9,411,786	2,034,333	5,335,778
Miles Slater	9,407,254	2,038,865	5,335,778

2.  Ratification of the appointment of Jewett, Schwartz, Wolfe and Associates as our independent accountants, to audit the financial statements of the Company for the year ending September 30, 2010:

For: 14,201,357	Against: 2,559,303	Abstain: 21,237	Non-Vote: 0

3.  Adoption of our 2010 Stock Option Plan:

For: 8,834,878	Against: 2,605,212	Abstain: 6,029	Non-Vote: 5,335,778

At the Board of Directors Meeting held immediately after the Annual Meeting, James Kerstein was appointed Chief Technology Officer.  In light of this new appointment and added duties, Mr. Kerstein resigned as Chairman of the Board of Directors of the Company.  Mr. Kerstein remains Chief Executive Officer and a member of the Board of Directors.  In Mr. Kerstein’s place, effective October 22, 2010, Perry P. Jacobson was elected to serve as Chairman of the Board.

For more information, please see the October 28, 2010 press release filed as exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated October 28, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010

AXION INTERNATIONAL HOLDINGS, INC.

s/ Steven Silverman
Name:	Steven Silverman
Title:	President